UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2025, SINTX Technologies, Inc., a Delaware corporation (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), to sell shares of its common stock, par value $0.01 per share (the “Shares”) from time to time, through an “at the market offering” program under which Wainwright will act as sales agent. The sales, if any, of the Shares made under the ATM Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the Nasdaq Capital Market or on any other existing trading market for the Company’s common stock.

The Company will pay Wainwright a commission rate equal to 3.0% of the aggregate gross sales price from the sales of Shares pursuant to the ATM Agreement and has agreed to provide Wainwright with customary indemnification and contribution rights against certain liabilities, including liabilities under the Securities Act. The Company will also reimburse Wainwright for certain specified expenses in connection with entering into the ATM Agreement, including certain fees and out-of-pocket expenses of its legal counsel. The ATM Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The Company is not obligated to sell any of the Shares under the ATM Agreement and may at any time suspend solicitation and offers thereunder. No assurance can be given that the Company will sell any Shares under the ATM Agreement, or if the Company does, as to the price or amount of Shares that the Company will sell, or the dates on which any such sales will take place. The offering of Shares pursuant to the ATM Agreement will terminate on the termination of the ATM Agreement by either the Company or Wainwright, as permitted therein.

The Company will designate the maximum amount of common stock to be sold through Wainwright in any placement under the offering. Subject to the terms and conditions of the ATM Agreement, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on the Company’s behalf all of the Shares requested to be sold by the Company.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-274951) initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 12, 2023, and declared effective by the SEC on November 27, 2023, and related prospectus supplements to be prepared and filed pursuant to Rule 424(b) from time to time in connection with the offer and sale of the Shares. A prospectus supplement (the “Prospectus Supplement”), dated October 3, 2025, covering the offer and sale of the Shares having an aggregate offering price of $6,413,876 was filed with the SEC on the date hereof.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference. The ATM Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the ATM Agreement and in the context of the specific relationship between the parties. The provisions of the ATM Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the ATM Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Attached hereto as Exhibit 5.1, and incorporated by reference into the Prospectus Supplement, is the opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the Shares.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Dorsey & Whitney LLP
10.1	At The Market Offering Agreement, dated October 3, 2025, by and between the Company and H.C. Wainwright & Co., LLC
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	October 3, 2025	By:	/s/ Eric K. Olson
Eric K. Olson
Chief Executive Officer